EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS



CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this Annual Report
(Form 10-KSB) of Britton & Koontz Capital Corporation and Subsidiary of our report dated January 14, 1998, included in the 1997 Annual Report to Shareholders of Britton & Koontz Capital Corporation and Subsidiary.


/s/ May & Company


Vicksburg, Mississippi
March 24, 1998